UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2010

 AMERICAN POWER CORP.
 (Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
333-151517 (Commission File Number)	26-0693872 (IRS Employer Identification Number)
16 Market Square Centre
1400 16th Street, Suite 400
Denver – CO 80202
Tel: 720.932.8389
Fax: 720.222.5151
(Address of principal executive offices)

 Copies to:
JPF Securities Law, LLC
19720 Jetton Road
Suite 300
Cornelius, NC 28031
Tel: 704-897-8334
Fax: 270- 897-8338

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits

Item 8.01

On April 20, 2010, American Power Corporation (the “Company”) changed its name from Teen Glow Makeup, Inc. to American Power Corporation.  As a result of an internal policy shift at the Financial Industry Regulatory Authority (“FINRA”), our recent name change and forward stock split did not result in a stock ticker symbol change, and we retained the symbol “TGMP”, the ticker symbol of our predecessor Teen Glow Makeup, Inc.  Accordingly, the Board of Directors believes it is in the best interest of the Company to elect for a voluntary symbol change to receive a new ticker symbol that accurately reflects the name of our organization.  The board believes this action will help to minimize investor confusion and position the Company to conduct business in the future with a ticker symbol that corresponds to the actual name of our organization.

On November 17, 2010, FINRA approved our voluntary ticker symbol change from “TGMP” to “AMPW.” The effective date of the symbol change is November 18, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Power Corp.

DATED: November 18, 2010	By:	/s/ Johannes Petersen
Johannes Petersen, Director, CFO, Secretary